                                                                     EXHIBIT 1.2
                               2,100,000 SHARES


                      NAVIGATION TECHNOLOGIES CORPORATION

                                  COMMON STOCK

                      INTERNATIONAL UNDERWRITING AGREEMENT
                      ------------------------------------

                                                            September ____, 1996

LEHMAN BROTHERS INTERNATIONAL (Europe)
COWEN & COMPANY
SALOMON BROTHERS INTERNATIONAL LIMITED
As Lead Managers of the several
   International Managers named in Schedule 1,
c/o Lehman Brothers International (Europe)
1 Broadgate London
EC2M 7HA, England

Dear Sirs:

          Navigation Technologies Corporation, a Delaware corporation (the "Company"), proposes to sell 2,100,000 shares (the "Firm Stock") of the Company's Common Stock, par value $.001 per share (the "Common Stock"), to the International Managers named in Schedule 1 hereto (the "International Managers"). In addition, the Company proposes to grant to the International Managers an option to purchase up to an additional 315,000 shares of the Common Stock on the terms and for the purposes set forth in Section 2 (the "Option Stock"). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the "Stock." This is to confirm the agreement concerning the purchase of the Stock from the Company by the International Managers.

          It is understood by all parties that the Company is concurrently entering into an agreement dated the date hereof (the "U.S. Underwriting Agreement") providing for the sale by the Company of up to 9,660,000 shares of Common Stock (including the over-allotment option thereunder) (the "U.S. Stock") through arrangements with certain underwriters inside the United States and Canada (the "U.S. Underwriters"), for whom Lehman Brothers Inc., Cowen & Company and Salomon Brothers Inc, are acting as representatives. The International Managers and the U.S. Underwriters simultaneously are entering into an agreement between the U.S. and international underwriting syndicates (the "Agreement Between U.S. Underwriters and International Managers") which provides for, among other things, the transfer of shares of Common Stock between the two syndicates. Two forms of prospectus are to be used in connection with the offering and sale of shares of Common Stock contemplated by the foregoing, one relating to the Stock and the other relating to the U.S. Stock. The latter form of prospectus will be identical to the former except for certain substitute pages as included in the registration statement and amendments thereto referred to below. Except as used in Sections 2, 3, 4, 10 and 11 herein, and except as the context may otherwise require, references herein to the Stock shall include all the shares of the Common Stock which may be sold pursuant to either this Agreement or the U.S. Underwriting Agreement, and references herein to any prospectus whether in preliminary or final form, and whether as amended or supplemented, shall include both the U.S. and the international versions thereof.

          1.  Representations, Warranties and Agreements of the Company.  The
              ---------------------------------------------------------
Company represents, warrants and agrees that:

              (a) A registration statement on Form S-1, and amendments thereto, with respect to the Stock have (i) been prepared by the Company in conformity with the requirements of the United States Securities Act of 1933 (the "Securities Act") and the rules and regulations (the "Rules and Regulations") of the United States Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement and the amendments thereto have been delivered by the Company to you as the lead managers (the "Lead Managers") of the International Managers. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Lead Managers pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such registration statement, as amended at the Effective Time, including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 5(a) hereof and deemed to be a part of the registration statement as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; and "Prospectus" means such final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Rules and Regulations. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

              (b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective (in the case of the Registration Statement and any amendment thereto) or are filed with the Commission (in the case of the Prospectus and any amendment or supplement thereto), conform in all material respects to the requirements

                                       2.

          of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Lead Managers by or on behalf of any International Manager specifically for inclusion therein.

              (c) The Company and each of its subsidiaries (as defined in Section 15) have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged; and none of the subsidiaries of the Company (other than Navigation Technologies North America, Inc. ("NTNA"), European Geographic Technologies B.V. ("EGT") and Shields Enterprises, Inc. ("SEI") (collectively, the "Significant Subsidiaries")) is a "significant subsidiary," as such term is defined in Rule 405 of the Rules and Regulations.

              (d) Upon the closing of the purchase and sale of the Firm Stock, the Company will have an authorized capitalization as set forth in the Prospectus. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are (or, in the case of SEI, upon the closing of the purchase and sale of the Firm Stock, will be) owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

              (e) The shares of the Stock to be issued and sold by the Company to the International Managers hereunder and under the U.S. Underwriting Agreement have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein and in the U.S. Underwriting Agreement, will be duly and validly issued, fully paid and non-assessable; and the Stock will conform to the description thereof contained in the Prospectus.

                                       3.

              (f) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing.

              (g) The execution, delivery and performance of this Agreement and the U.S. Underwriting Agreement by the Company and the consummation of the transactions contemplated hereby and thereby and the issuance and delivery of the Stock will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the United States Securities Exchange Act of 1934 (the "Exchange Act"), the rules of the National Association of Securities Dealers, Inc. (the "NASD") and applicable state or foreign securities laws in connection with the purchase and distribution of the Stock by the International Managers and the U.S. Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement or the U.S. Underwriting Agreement by the Company and the consummation of the transactions contemplated hereby and thereby.

              (h) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

                                       4.

              (i) Except as described in the Registration Statement, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

              (j) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or, to the Company's knowledge, any development reasonably likely to involve a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

              (k) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included in the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise stated therein.

              (l) To the Company's knowledge, KPMG Peat Marwick LLP, who have certified certain financial statements of the Company, whose report appears in the Prospectus and who have delivered the initial letter referred to in Section 7(j) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

              (m) The Company and each of its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such

                                       5.

          exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

              (n) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries and in similar stages of development.

              (o)  (i)   Except as described in the Prospectus, the Company and
          each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses or necessary for their respective products and services (collectively, the "Company Intellectual Property"), and, to the Company's knowledge, except as described in the Prospectus, the conduct of their respective businesses will not conflict with, and they have not received any notice of any claim of conflict with, any such rights of others that is reasonably likely to have a material adverse effect on the financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole.

                   (ii) Except as described in the Prospectus, all agreements to which the Company and/or its subsidiaries are parties with respect to Company Intellectual Property ("Company Intellectual Property Agreements") are valid and enforceable under the laws governing the respective Company Intellectual Property Agreements and provide the Company and/or its subsidiaries with all rights necessary for the Company and its subsidiaries to use or otherwise exploit the respective Company Intellectual Property in the manner that the Company and its subsidiaries have been using or otherwise exploiting such Company Intellectual Property, except as to such matters that are not reasonably likely to have a material adverse effect on the financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole.

                   (iii) There are no provisions or restrictions under the copyright, trademark, patent or other intellectual property laws of the jurisdictions whose laws govern the respective Company Intellectual Property Agreements that materially prohibit, limit or otherwise are reasonably likely to have a material adverse effect upon the Company's or its subsidiaries' rights, taken as a whole, to the Company Intellectual

                                       6.

          Property as set forth in the respective Company Intellectual Property Agreements.

              (p) Except as described in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, is reasonably likely to have a material adverse effect on the financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.


              (q) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement.

              (r) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and any of the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required to be described in the Prospectus which is not so described.

              (s) No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent which might be expected to have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole.

              (t) Neither the Company nor any of its subsidiaries has ever maintained a "pension plan," as defined in the Employee Retirement Income Security Act of 1974, as amended.

              (u) The Company and each of its subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had, nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, is reasonably likely to have, a material adverse effect on the financial position, stockholders' equity, results of

                                       7.

          operations, business or prospects of
          the Company and its subsidiaries, taken as a whole.

              (v) Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company has not (i) issued any securities (except for the issuance of stock pursuant to outstanding options as described in the Prospectus), (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business,
          (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

              (w) The Company and each of its subsidiaries (i) make and keep accurate books and records and (ii) maintain internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets,
          (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

              (x) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws, (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, except, in the case of clauses (ii) and
          (iii), where such default, violation or failure is not reasonably likely to have a material adverse effect on the financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole.

              (y) Neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect

                                       8.

          unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

              (z) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a material adverse effect on the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a material adverse effect on the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole; and the terms "hazardous wastes", "toxic wastes", "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

              (aa) Neither the Company nor any of its subsidiaries is an "investment company" within the meaning of such term under the United States Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

              (bb) The Agreement and Plan of Reorganization among the Company, SEI, NT Acquisitions Corp. and T. Russell Shields dated June 24, 1996 (the "SEI Acquisition Agreement") has been duly authorized by all necessary action on the part of the Company and its stockholders and duly executed and delivered by the Company. The execution,

                                       9.

          delivery and performance of the SEI Acquisition Agreement by the Company, the acquisition of shares of SEI capital stock as contemplated thereby (the "SEI Merger"), the issuance and delivery of shares of the Common Stock thereunder and the consummation of the other transactions contemplated thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except, in each case, for any conflict, breach or violation which is not reasonably likely to have a material adverse effect on the financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except where such violation is not reasonably likely to have a material adverse effect on the financial position, stockholders' equity, results of operations, business or prospects to the Company and its subsidiaries, taken as a whole; and all consents, approvals, authorizations or orders of, or filings or registrations with, any court or governmental agency that are required on the part of the Company in connection with the execution, delivery and performance of the SEI Acquisition Agreement, the SEI Merger and the consummation of the other transactions contemplated thereby have been duly obtained or made. The shares of the Common Stock to be issued by the Company pursuant to the SEI Merger have been duly and validly authorized and, when issued and delivered as provided in the SEI Acquisition Agreement, will be duly and validly issued, fully paid and non-assessable.

              (cc) The issuance and sale of shares of the Common Stock to Philips Electronics N.V. and/or its subsidiaries (collectively, "Philips") and Zenrin Co. Ltd. ("Zenrin"), concurrently with closing hereunder on the First Delivery Date (as hereinafter defined), and on the Second Delivery Date (as hereinafter defined) in the event that Philips exercises its right, if any, to purchase shares of Common Stock on the Second Delivery Date, as described in the Prospectus (the "Direct Placement") has been duly authorized by all necessary action on the part of the Company and its stockholders. The consummation of the Direct Placement and the issuance and delivery of shares of the Common Stock in connection therewith will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company

                                      10.

          or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any of their properties or assets or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and all consents, approvals, authorizations or orders of, or filings or registrations with, any court or governmental agency that are required on the part of the Company in connection with the Direct Placement have been duly obtained or made. The shares of the Common Stock to be issued and sold by the Company in the Direct Placement have been duly and validly authorized and, when issued and delivered against payment therefor, will be duly and validly issued, fully paid and non-assessable.

          2.  Purchase of the Stock by the International Managers.  On the
              ---------------------------------------------------
basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 2,100,000 shares of the Firm Stock to the several International Managers and each of the International Managers, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set opposite that International Manager's name in
Schedule 1 hereto. The respective purchase obligations of the International Managers with respect to the Firm Stock shall be rounded among the International Managers to avoid fractional shares, as the Lead Managers may determine.


          In addition, the Company grants to the International Managers an option to purchase up to 315,000 shares of Option Stock. Such option is granted solely for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 4 hereof. Shares of Option Stock shall be purchased severally for the account of the International Managers in proportion to the number of shares of Firm Stock set opposite the name of such International Managers in Schedule 1 hereto. The respective purchase obligations of each International Manager with respect to the Option Stock shall be adjusted by the Lead Managers so that no International Manager shall be obligated to purchase Option Stock other than in 100 share amounts. The price of both the Firm Stock and any Option Stock shall be $_____ per share.

          The Company shall not be obligated to deliver any of the Stock to be delivered on the First Delivery Date or the Second Delivery Date (as hereinafter defined), as the case may be, except upon payment for all the Stock to be purchased on such Delivery Date as provided herein and in the U.S. Underwriting Agreement.

          3.  Offering of Stock by the International Managers.  Upon
              -----------------------------------------------
authorization by the Lead Managers of the release of the Firm Stock, the several International Managers propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus.

                                      11.

          Each International Manager agrees that, except to the extent permitted by the Agreement Between U.S. Underwriters and International Managers, it will not offer or sell any of the Stock inside of the United States and Canada.

          4.  Delivery of and Payment for the Stock.  Delivery of and payment
              -------------------------------------
for the Firm Stock shall be made at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304, at 10:00 A.M., New York City time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Lead Managers and the Company. This date and time are sometimes referred to as the "First Delivery Date." On the First Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Firm Stock to the Lead Managers for the account of each International Manager against payment to or upon the order of the Company of the purchase price by wire transfer to an account designated by the Company. Time shall be of the essence, and delivery of the Firm Stock at the time and place specified pursuant to this Agreement is a further condition of the obligation of each International Manager to purchase the Firm Stock hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Lead Managers shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Stock, the Company shall make the certificates representing the Firm Stock available for inspection by the Lead Managers in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the First Delivery Date.

          At any time on or before the thirtieth day after the date of this Agreement the option granted in Section 2 may be exercised in whole or in part, but only once, by written notice being given to the Company by the Lead Managers. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Lead Managers, when the shares of Option Stock are to be delivered; provided,
                                                               --------
however, that this date and time shall not be earlier than the First Delivery
- -------
Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as the "Second Delivery Date" and the First Delivery Date and the Second Delivery Date are sometimes each referred to as a "Delivery Date").

          Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Lead Managers and the Company) at 10:00 A.M., New York City time, on the Second Delivery Date. On the Second Delivery Date, the Company shall deliver or cause to be delivered the certificates representing the Option Stock to the Lead Managers for the account of each International

                                      12.

Manager against payment to or upon the order of the Company of the purchase price by wire transfer to an account designated by the Company. Time shall be of the essence, and delivery of the Option Stock at the time and place specified pursuant to this Agreement is a further condition of the obligation of each International Manager to purchase the Option Stock hereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Lead Managers shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Stock, the Company shall make the certificates representing the Option Stock available for inspection by the Lead Managers in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the Second Delivery Date.

          5.  Further Agreements of the Company.  The Company agrees:
              ---------------------------------

              (a) To prepare the Prospectus in a form approved by the Lead Managers and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Lead Managers, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Lead Managers with copies thereof; to advise the Lead Managers, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

              (b) To furnish promptly to each of the Lead Managers and to counsel for the International Managers a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

              (c) To deliver promptly to the Lead Managers such number of the following documents as the Lead Managers shall reasonably request:

                                      13.

          (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Lead Managers and, upon their request, to prepare and furnish without charge to each International Manager and to any dealer in securities as many copies as the Lead Managers may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

              (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Lead Managers, be required by the Securities Act or requested by the Commission;

              (e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Lead Managers and counsel for the International Managers and obtain the consent of the Lead Managers to the filing;

              (f) As soon as practicable after the Effective Date, to make generally available to the Company's security holders and to deliver to the Lead Managers an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

              (g) For a period of five years following the Effective Date, to furnish to the Lead Managers copies of all materials furnished by the Company to its stockholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the

                                      14.

          Commission thereunder (except for registration statements on Form S-8 and filings under Section 16 of the Exchange Act);

              (h) Promptly from time to time to take such action as the Lead Managers may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Lead Managers may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be
          --------
          required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

              (i) For a period of 180 days from the date of the Prospectus, not to, directly or indirectly, offer for sale, sell or otherwise dispose of (or enter into any transaction or device which is designed to, or could be reasonably expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (other than the Stock and shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any shares of Common Stock (other than the grant of options pursuant to option plans existing on the date hereof), without the prior written consent of Lehman Brothers International (Europe); and to cause each officer and director of the Company to furnish to the Lead Managers, prior to the First Delivery Date, a letter or letters, in form and substance satisfactory to counsel for the International Managers, pursuant to which each such person shall agree not to, directly or indirectly, offer for sale, sell or otherwise dispose of (or enter into any transaction or device which is designed to, or could be reasonably expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock for a period of 180 days from the date of the Prospectus, without the prior written consent of Lehman Brothers International (Europe);

              (j) Prior to the Effective Date, to apply to have the Stock approved for trading on the Nasdaq National Market and to use its best efforts to obtain such approval subject only to official notice of issuance, prior to the First Delivery Date;

              (k) To apply the net proceeds from the sale of the Stock being sold by the Company as set forth in the Prospectus; and

              (l) To take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an "investment company" within the meaning of such term under the United States Investment

                                      15.

          Company Act of 1940 and the rules and regulations of the Commission thereunder.

          6.  Expenses. The Company agrees to pay (a) the costs incident
              --------
to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement, the Agreement Between U.S. Underwriters and International Managers, any Agreement Among International Managers and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of sale of the Stock; (f) the Nasdaq National Market application fee; (g) the fees and expenses (not in excess, in the aggregate, of $15,000) of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 5(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the International Managers); and (h) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as specifically provided in this
Section 6 and in Section 11, the International Managers shall pay the fees, costs and expenses of their counsel and their other costs and expenses, any transfer taxes on the Stock which they may sell and the costs and expenses of advertising any offering of the Stock made by the International Managers.

          7.  Conditions of International Managers' Obligations.  The respective
              -------------------------------------------------
obligations of the International Managers hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

              (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

              (b) No International Manager or U.S. Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Gray Cary Ware & Freidenrich, A Professional Corporation,

                                      16.

          counsel for the International Managers, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

              (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the U.S. Underwriting Agreement, the Stock, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the International Managers, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

              (d) Wilson Sonsini Goodrich & Rosati, Professional Corporation, shall have furnished to the Lead Managers its written opinion, as counsel to the Company, addressed to the International Managers and dated such Delivery Date, in form and substance reasonably satisfactory to the Lead Managers, to the effect that:

                     (i) The Company and NTNA have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and have all power and authority necessary to own or hold their respective properties and conduct the businesses in which they are engaged;

                     (ii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the shares of Common Stock issued in the SEI Merger and the Direct Placement and the shares of Stock being delivered on such Delivery Date) have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; all of the issued shares of capital stock of NTNA have been duly and validly authorized and issued, are fully paid, non-assessable and are held of record (and, to the best knowledge of such counsel, beneficially) by the Company.

                                      17.

                     (iii) There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Stock pursuant to the Company's charter or by-laws or any agreement or other instrument known to such counsel;

                     (iv) To such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company, EGT or NTNA is a party or of which any property or assets of the Company, EGT or NTNA is the subject which, if determined adversely to the Company, could reasonably be expected to have a material adverse effect on the financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole; to such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others, except for any such proceedings which are not reasonably likely to have a material adverse effect on the financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole;

                     (v) The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission;

                     (vi) The statements contained in the Prospectus under the caption "Certain United States Federal Tax Considerations for Non-U.S. Holders of Common Stock," insofar as they describe federal statutes, rules and regulations, constitute a fair summary thereof;

                     (vii) To such counsel's knowledge, there are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been so described or filed;

                     (viii) This Agreement and the U.S. Underwriting Agreement
               have each been duly authorized, executed and delivered by the Company;

                                      18.

                     (ix) The issue and sale of the shares of Stock being delivered on such Delivery Date by the Company and the compliance by the Company with all of the provisions of this Agreement and the U.S. Underwriting Agreement and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or NTNA is a party or by which the Company or NTNA is bound or to which any of the property or assets of the Company or NTNA is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or NTNA; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, the rules of the NASD and applicable state or foreign securities laws in connection with the purchase and distribution of the Stock by the International Managers and the U.S. Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement or the U.S. Underwriting Agreement by the Company, and the consummation of the transactions contemplated hereby and thereby;

                     (x) To such counsel's knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act;

                     (xi) The SEI Acquisition Agreement has been duly authorized by all necessary corporate action on the part of the Company and its stockholders and duly executed and delivered by the Company. The execution, delivery and performance of the SEI Acquisition Agreement by the Company, the SEI Merger, the issuance and delivery of shares of the Common Stock pursuant to the SEI Merger and the consummation of the other transactions contemplated thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or

                                      19.

               other agreement or instrument known to such counsel to which the Company or any of its subsidiaries (other than SEI) is a party or by which the Company or any of its subsidiaries (other than SEI) is bound or to which any of the property or assets of the Company or any of its subsidiaries (other than SEI) is subject, except for any such conflict, breach or violation which is not reasonably likely to have a material adverse effect on the financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole; nor will such actions result in any violation of the provisions of the charter or by-laws of the Company; and all consents, approvals, authorizations or orders of, or filings or registrations with, any court or governmental agency that are required on the part of the Company in connection with the execution, delivery and performance of the SEI Acquisition Agreement, the SEI Merger and the consummation of the other transactions contemplated thereby have been duly obtained or made; and

                     (xii) The issuance and sale of shares of the Common Stock to Philips and Zenrin in the Direct Placement have been duly authorized by all necessary corporate action on the part of the Company and its stockholders. The consummation of the Direct Placement and the issuance and delivery of shares of the Common Stock in connection therewith will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries (other than SEI) is a party or by which the Company or any of its subsidiaries (other than SEI) is bound or to which any of the property or assets of the Company or any of its subsidiaries (other than SEI) is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company; and all consents, approvals, authorizations or orders of, or filings or registrations with, any court or governmental agency that are required on the part of the Company in connection with the Direct Placement have been duly obtained or made.

          In rendering such opinion, such counsel may (i) state that its opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of California and the General Corporation Law of the State of Delaware and (ii) rely (to the extent such counsel deems proper and specifies in its opinion), as to matters involving the application of laws of any jurisdiction other than the Federal laws of the United Sates of America, the laws of the State of California or the General Corporation Law of the State of Delaware, upon the opinion of other

                                      20.

          counsel of good standing, provided that such other counsel is
                                    --------
          reasonably satisfactory to the International Managers and that each such other counsel furnishes a copy of its opinion to the Lead Managers. Such counsel shall also have furnished to the Lead Managers a written statement, addressed to the International Managers and dated such Delivery Date, in form and substance satisfactory to the Lead Managers, to the effect that (x) such counsel has acted as counsel to the Company in connection with the Direct Placement and has acted as counsel to the Company in connection with the preparation of the Registration Statement, (y) based on the foregoing, no facts have come to the attention of such counsel which lead it to believe that the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (z) the Registration Statement and the Prospectus and any further amendments or supplements thereto made by the Company prior to such Delivery Date (other than the financial statements and related schedules and financial and statistical data therein) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except for the statements made in the Prospectus under the captions "Description of Capital Stock" and "Certain United States Federal Tax Considerations for Non-U.S. Holders of Common Stock," insofar as such statements relate to the Stock and concern legal matters.

              (e) Neal, Gerber & Eisenberg shall have furnished to the Lead Managers its written opinion, as counsel to SEI, addressed to the International Managers and dated such Delivery Date, in form and substance reasonably satisfactory to the Lead Managers, to the effect that:

                     (i) SEI has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on SEI, and has all power and authority necessary to own or hold its properties and conduct the business in which it is engaged;

                                      21.

                     (ii) SEI has an authorized capitalization of 20,000 shares of common stock. All of the issued and outstanding shares of capital stock of SEI have been duly and validly authorized and issued, are fully paid and non-assessable and upon consummation of the SEI Merger will be held of record by the Company;

                     (iii) Except as described in the Prospectus, there are no preemptive or other rights to subscribe for or purchase, nor any restriction upon the voting or transfer of, any shares of capital stock of SEI pursuant to SEI's charter or bylaws or any agreement or instrument known to such counsel;

                     (iv) To such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which SEI is a party or of which any property or assets of SEI is the subject which, if determined adversely to SEI, could reasonably be expected to have a material adverse effect on the financial position, stockholders' equity, results of operations, business or prospects of SEI; to such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others, except for any such proceedings which are not reasonably likely to have a material adverse effect on the financial position, stockholders' equity, results of operations, business or prospects of SEI;

                     (v) The issue and sale of the shares of Stock being delivered on such Delivery Date by the Company and the compliance by the Company with all of the provisions of this Agreement and the U.S. Underwriting Agreement and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which SEI is a party or by which SEI is bound or to which any of the property or assets of SEI is subject; and

                     (vi) The SEI Acquisition Agreement has been duly authorized by all necessary corporate action on the part of SEI and its stockholders and duly executed and delivered by SEI. The execution, delivery and performance of the SEI Acquisition Agreement by SEI, the SEI Merger and the consummation of the other transactions contemplated thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to

                                      22.

               such counsel to which SEI is a party or by which SEI is bound or to which any of the property or assets of SEI is subject, except for any such conflict, breach or violation which is not reasonably likely to have a material adverse effect on the financial position, stockholders' equity, results of operations, business or prospects of SEI; nor will such actions result in any violation of the provisions of the charter or by-laws of SEI; and all consents, approvals, authorizations or orders of, or filings or registrations with, any court or governmental agency that is required on the part of SEI in connection with the execution, delivery and performance of the SEI Acquisition Agreement, the SEI Merger and the consummation of the other transactions contemplated thereby have been duly obtained or made.

          In rendering such opinion, such counsel may (i) state that its opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of Illinois and the General Corporation Law of the State of Delaware and (ii) rely (to the extent such counsel deems proper and specifies in its opinion), as to matters involving the application of laws of any jurisdiction other than the Federal laws of the United Sates of America, the laws of the State of Illinois or the General Corporation Law of the State of Delaware, upon the opinion of other counsel of good standing, provided that such
                                                         --------
          other counsel is reasonably satisfactory to the International Managers and that each such other counsel furnishes a copy of its opinion to the Lead Managers. Such counsel shall also have furnished to the Lead Managers a written statement, addressed to the International Managers and dated such Delivery Date, in form and substance satisfactory to the Lead Managers, to the effect that such counsel has acted as counsel to SEI in connection with the SEI Merger.

              (f) Nauta Dutilh shall have furnished to the Lead Managers its written opinion, as counsel to EGT, addressed to the International Managers and dated such Delivery Date, in form and substance reasonably satisfactory to the Lead Managers, to the effect that:

                     (i) EGT has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on EGT, and has all power and authority necessary to own or hold its properties and conduct the business in which it is engaged;

                                      23.

                     (ii)   EGT has an authorized capitalization
               ("maatschappelijk Kapitaal") of NLG 100,000,000 (one hundred million Dutch guilders), consisting of 100,000,000 shares with a nominal value of NLG 1.00. The issued share capital ("gaplaatst kapitaal") consists of 23,151,690 shares of NLG 1.00 each. All of these shares have been duly and validly authorized and issued, are fully paid and non-assessable and, according to the Share Register which is held by the Company, such shares are held by the Company and Navigation Technologies International Corporation;

                     (iii) The Articles of Association of EGT provide that consent of the Board of Supervisory Directors is required for the transfer of shares. There are no preemptive or other rights to subscribe for or purchase, nor any other restriction upon the voting or transfer of, any shares of capital stock of EGT pursuant to the Articles of Association of EGT or any agreement or instrument known to such counsel;

                     (iv) To such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which EGT is a party or of which any property or assets of EGT is the subject which, if determined adversely to EGT, could reasonably be expected to have a material adverse effect on the financial position, stockholders' equity, results of operations, business or prospects of EGT; to such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others, except for any such proceedings which are not reasonably likely to have a material adverse effect on the financial position, stockholders' equity, results of operations, business or prospects of EGT; and

                     (v) The issue and sale of the shares of Stock being delivered on such Delivery Date by the Company and the compliance by the Company with all of the provisions of this Agreement and the U.S. Underwriting Agreement and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which EGT is a party or by which EGT is bound or to which any of the property or assets of EGT is subject.

          In rendering such opinion, such counsel may (i) state that its opinion is limited to matters governed by the laws of the jurisdiction of EGT's incorporation and such other jurisdictions specified in such opinion and

                                      24.

          (ii) rely (to the extent such counsel deems proper and specifies in its opinion), as to matters involving the application of laws of any other jurisdiction, upon the opinion of other counsel of good standing, provided that such other counsel is reasonably satisfactory
                    --------
          to the International Managers and that each such other counsel furnishes a copy of its opinion to the Lead Managers. Such counsel shall also have furnished to the Lead Managers a written statement, addressed to the International Managers and dated such Delivery Date, in form and substance satisfactory to the Lead Managers, to the effect that such counsel has acted as counsel to EGT on a regular basis.

              (g) Bartlit Beck Herman Palenchar & Scott shall have furnished to the Lead Managers its written opinion, as litigation counsel to the Company, addressed to the International Managers and dated such Delivery Date, in form and substance reasonably satisfactory to the Lead Managers, to the effect that the statements made in the prospectus under the captions "Risk Factors - Etak Litigation" and "Business - Litigation," insofar as they describe documents referred to therein, legal proceedings or matters of law, constitute a fair summary thereof.

              (h) The Lead Managers shall have received from Gray Cary Ware & Freidenrich, A Professional Corporation, counsel for the International Managers, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and other related matters as the Lead Managers may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

              (i) The Lead Managers shall have received from Flehr, Hohbach, Test, Albritton & Herbert, special counsel for the International Managers, such opinion or opinions, dated such Delivery Date, regarding such matters related to the Company's intellectual property rights, and litigation with respect thereto, as the Lead Managers may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

              (j) At the time of execution of this Agreement, the Lead Managers shall have received from KPMG Peat Marwick LLP a letter, in form and substance satisfactory to the Lead Managers, addressed to the International Managers and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters

                                      25.

          involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

              (k) With respect to the letter of KPMG Peat Marwick LLP referred to in the preceding paragraph and delivered to the Lead Managers concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Lead Managers a letter (the "bring-down letter") of such accountants, addressed to the International Managers and dated such Delivery Date
          (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

              (l) At the time of execution of this Agreement, the Lead Managers and the Company shall have received from SEI a certificate (the "SEI Certificate") dated as of the date of this Agreement, executed by SEI's Chairman of the Board, its President or a Vice President and its chief financial officer on behalf of SEI representing and warranting to the Company, the International Managers and the U.S. Underwriters that:

                     (i) No statement contained in the Registration Statement or the Prospectus or any further amendments or supplements to the Registration Statement or the Prospectus with respect to SEI, its business or its prospects, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make such statements not misleading;

                     (ii) The financial statements of SEI (including the related notes and supporting schedules) filed as part of the Registration Statement or included in the Prospectus present fairly the financial condition and results of operations of SEI, at the dates and for the

                                      26.

               periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise stated therein; and

                     (iii) The SEI Acquisition Agreement has been duly authorized by all necessary corporate action on the part of SEI and its stockholders and duly executed and delivered by SEI. The execution, delivery and performance of the SEI Acquisition Agreement by SEI, the SEI Merger and the consummation of the other transactions contemplated thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which SEI is a party or by which SEI is bound or to which any of the property or assets of SEI is subject, except, in each case, for any conflict, breach or violation which is not reasonably likely to have a material adverse effect on the financial position, stockholders' equity results of operations, business or prospects of SEI, nor will such actions result in any violation of the provisions of the charter or by-laws of SEI or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over SEI or any of its properties or assets, except where such violation is not reasonably likely to have a material adverse effect on the financial position, stockholders' equity, results of operations, business or prospects of SEI; and all consents, approvals, authorization or orders of, or filings or registrations with, any court or governmental agency that are required on the part of SEI in connection with the execution, delivery and performance of the SEI Acquisition Agreement, the SEI Merger and the consummation of the other transactions contemplated thereby have been duly obtained or made.

          The SEI Certificate shall state that the representations and warranties set forth therein (x) are made in connection with and in consideration for the agreement of the International Managers and the U.S. Underwriters to purchase the Stock, (y) shall also be for the benefit of the persons specified in clause (A) of Section 13 hereof and (z) shall survive the delivery of and payment for the Stock and remain in full force and effect, regardless of any investigation made by or on behalf of the International Managers or the U.S. Underwriters.

              (m) SEI shall have furnished to the Lead Managers a certificate, dated such Delivery Date, executed by its Chairman of the Board, its President or a Vice President and its chief financial officer on behalf of SEI stating that:

                                      27.

                     (i) The representations and warranties of SEI in the SEI Certificate are true and correct as of such Delivery Date; and the conditions set forth in Section 7(s) hereof have been fulfilled; and

                     (ii) They have carefully examined the Registration Statement and the Prospectus and (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact concerning SEI and did not omit to state a material fact concerning SEI required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred with respect to SEI which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

              (n) The Company shall have furnished to the Lead Managers a certificate, dated such Delivery Date, executed by its Chairman of the Board, its President or a Vice President and its chief financial officer on behalf of the Company stating that:

                     (i) The representations, warranties and agreements of the Company in Section 1 are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 7(a), 7(o)(i), 7(s) and 7(t) have been fulfilled; and

                     (ii) They have carefully examined the Registration Statement and the Prospectus and (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

              (o)    (i)    Neither the Company nor any of its subsidiaries
          shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus,

                                      28.

          the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Lead Managers, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

              (p) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of a majority in interest of the several International Managers, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

              (q) The Nasdaq National Market shall have approved the Stock for trading thereon, subject only to official notice of issuance and evidence of satisfactory distribution.

              (r) The closing under the U.S. Underwriting Agreement shall have occurred concurrently with the closing hereunder on the First Delivery Date.

              (s) The closing under the SEI Acquisition Agreement shall have occurred, and the SEI Merger and the other transactions contemplated by the SEI Acquisition Agreement shall have been consummated.

              (t) The closing of the portion of the Direct Placement to occur on the First Delivery Date shall have occurred concurrently with the closing hereunder on the First Delivery Date, and the Common Stock issuable to Philips and Zenrin in connection therewith shall have been duly issued and delivered against payment of the purchase price therefor.

                                      29.

              All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the International Managers.

          8.  Indemnification and Contribution.
              --------------------------------

              (a) The Company shall indemnify and hold harmless each International Manager, its officers and employees and each person, if any, who controls any International Manager within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that International Manager, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (B) in any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Stock under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application"), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any International Manager in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the
 --------
extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such International Manager through its gross negligence or willful misconduct), and shall reimburse each International Manager and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that International Manager, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be
                            -----------------
liable in any such case (i) to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, or in any Blue Sky Application, in reliance upon and in conformity with written information concerning such International Manager furnished to the Company through the Lead Managers by or on behalf of any International Manager specifically for

                                      30.

inclusion therein or (ii) to any International Manager to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus if a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Stock to such person by such International Manager as required by the Securities Act and if the untrue statement or omission concerned has been corrected in the Prospectus. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any International Manager or to any officer, employee or controlling person of that International Manager.

              (b) Each International Manager, severally and not jointly, shall indemnify and hold harmless the Company, its officers and employees, each of its directors, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such International Manager furnished to the Company through the Lead Managers by or on behalf of that International Manager specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any International Manager may otherwise have to the Company or any such director, officer, employee or controlling person.

              (c)    Promptly after receipt by an indemnified party under this
Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that
                                                         -----------------
the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the
                                                ----------------
failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying

                                      31.

party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Lead Managers
                                   -----------------
shall have the right to employ counsel to represent jointly the Lead Managers and those other International Managers and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the International Managers against the Company under this Section 8 if, in the reasonable judgment of the Lead Managers, it is advisable for the Lead Managers and those International Managers, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the reasonable fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

              (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the International Managers on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the International Managers on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the International Managers on the other with respect to such offering shall be deemed to be in the same proportion as

                                      32.

the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company on the one hand, and the total underwriting discounts and commissions received by the International Managers with respect to the shares of the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the International Managers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the International Managers agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the International Managers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8 shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no International Manager shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such International Manager has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The International Managers' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

              (e) The International Managers severally confirm that the statements with respect to the public offering of the Stock by the International Managers set forth on the cover page of, the legend concerning over-allotments on the inside front cover page of and the concession and reallowance figures appearing under the caption "Underwriting" in, the Prospectus are correct, and the International Managers severally confirm and the Company acknowledges that such statements constitute the only information concerning such International Managers furnished in writing to the Company by or on behalf of the International Managers specifically for inclusion in the Registration Statement and the Prospectus.

     9.   Defaulting International Managers.
          ---------------------------------

          If, on either Delivery Date, any International Manager defaults in the performance of its obligations under this Agreement, the remaining non-defaulting International Managers shall be obligated to purchase the Stock which the defaulting

                                      33.

International Manager agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set opposite the name of each remaining non-defaulting International Manager in Schedule 1 hereto bears to the total number of shares of the Firm Stock set opposite the names of all the remaining non-defaulting International Managers in Schedule 1 hereto; provided, however, that the remaining non-defaulting International
        -----------------
Managers shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting International Manager or International Managers agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting International Manager shall not be obligated to purchase more than 110% of the number of shares of the Stock which it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting International Managers, or those other underwriters satisfactory to the Lead Managers who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining International Managers or other underwriters satisfactory to the Lead Managers do not elect to purchase the shares which the defaulting International Manager or International Managers agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the International Managers to purchase, and of the Company to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting International Manager or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and
11. As used in this Agreement, the term "International Manager" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 9, purchases Firm Stock which a defaulting International Manager agreed but failed to purchase.

          Nothing contained herein shall relieve a defaulting International Manager of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing International Manager, either the Lead Managers or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the International Managers may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

     10. Termination.  The obligations of the International Managers hereunder
         -----------
may be terminated by the Lead Managers by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 7(o) or 7(p), shall have occurred or if the International Managers shall decline to purchase the Stock for any reason permitted under this Agreement.

                                      34.

     11.  Reimbursement of International Managers' Expenses.  If (a) the Company
          -------------------------------------------------
shall fail to tender the Stock for delivery to the International Managers by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the International Managers' obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the International Managers for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the International Managers in connection with this Agreement and the proposed purchase of the Stock in an aggregate amount not to exceed $150,000, and upon demand the Company shall pay the full amount thereof to the Lead Managers. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more International Managers, the Company shall not be obligated to reimburse any defaulting International Manager on account of those expenses.

     12.  Notices, etc.  All statements, requests, notices and agreements
          ------------
hereunder shall be in writing, and:

              (a) if to the International Managers, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers International (Europe), 1 Broadgate, London EC2M 7HA, England,
          Attention: Syndicate Department with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., Three World Financial Center, New York, New York 10285 (fax: 212-526-6588); and

              (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: T. Russell Shields (Fax: 408-736-3734), with a copy to Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road, Palo Alto, California 94305, Attention: Barry
          E. Taylor (Fax: 415-493-6811);

provided, however, that any notice to a International Manager pursuant to
- -----------------
Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such International Manager at its address set forth in its acceptance telex to the Lead Managers, which address will be supplied to any other party hereto by the Lead Managers upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the International Managers by Lehman Brothers International (Europe) on behalf of the Lead Managers.

     13.  Persons Entitled to Benefit of Agreement.  This Agreement shall inure
          ----------------------------------------
to the benefit of and be binding upon the International Managers, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be

                                      35.

deemed to be for the benefit of the person or persons, if any, who control any International Manager within the meaning of Section 15 of the Securities Act and for the benefit of each U.S. Underwriter (and controlling persons thereof) who offers or sells any shares of Common Stock in accordance with the terms of the Agreement Between U.S. Underwriters and International Managers and (B) the indemnity agreement of the International Managers contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     14.   Survival. The respective indemnities, representations, warranties and
           --------
agreements of the Company and the International Managers contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

     15.  Definition of the Terms "Business Day" and "Subsidiary".  For purposes
          ------------------------------------------------------
of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations, includes foreign-owned subsidiaries of the Company, and, unless the context specifically requires otherwise, includes SEI since its inception, including the period prior to the SEI Merger.

     16.  Governing Law.  This Agreement shall be governed by and construed
          -------------
in accordance with the laws of New York.

     17.  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

     18.  Headings.  The headings herein are inserted for convenience of
          --------
reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                                      36.

          If the foregoing correctly sets forth the agreement between the Company and the International Managers, please indicate your acceptance in the space provided for that purpose below.

                              Very truly yours,

                              NAVIGATION TECHNOLOGIES CORPORATION


                              By
                                  ------------------------------------
                                  T. Russell Shields
                                  Chairman and Chief Executive Officer



Accepted:

LEHMAN BROTHERS INTERNATIONAL (EUROPE)
COWEN & COMPANY
SALOMON BROTHERS INTERNATIONAL LIMITED

For themselves and as Lead Managers
of the several International Managers named in Schedule 1 hereto

     By LEHMAN BROTHERS INTERNATIONAL (EUROPE)



     By
        ------------------------------------
              Authorized Representative
              -------------------------

                                   SCHEDULE 1


                                                                       Number of
     International Managers                                             Shares
     ----------------------                                            ---------

     Lehman Brothers International (Europe)...........................
     Cowen & Company..................................................
     Salomon Brothers International Limited...........................


                                                                       ---------

              Total                                                    2,100,000
                                                                       =========